EXHIBIT 5.1

April 28, 2023

ENDRA Life Sciences Inc.

3600 Green Court, Suite 350

Ann Arbor, MI 48105

Ladies and Gentlemen:

We have acted as counsel to ENDRA Life Sciences Inc., a Delaware corporation (the “Company”), in connection with the filing by the Company of a Registration Statement on Form S-1 pursuant to Rule 462(b) of the Securities Act of 1933, as amended (the “Securities Act”) (such Registration Statement, the “462(b) Registration Statement”). The 462(b) Registration Statement relates to the Registration Statement on Form S-1 (File No. 333-271003) originally filed with the SEC by the Company on March 30, 2023 (as amended on April 18, 2023 and April 19, 2023, the “Registration Statement”) under the Securities Act. The 462(b) Registration Statement and the Registration Statement relate to the proposed issuance and sale by the Company (the “Offering”) of (i) up to 4,312,500 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) (which includes up to 562,500 shares that are subject to the underwriter’s option to purchase additional shares and warrants to cover over-allotments, if any) (the “Shares”), (ii) warrants (the “Warrants”) to purchase an aggregate of up to 2,156,250 shares of Common Stock (which includes warrants to purchase up to 281,250 shares of Common Stock that are subject to the underwriter’s option to purchase additional shares and warrants to cover over-allotments, if any) (such shares, the “Warrant Shares”), and (iii) a warrant to the underwriter (the “Underwriter Warrant”) to purchase an aggregate of up to 301,875 shares of Common Stock (which includes warrants to purchase up to 39,375 shares of Common Stock that are subject to the underwriter’s option to purchase additional shares and warrants to cover over-allotments, if any) (such shares, the “Underwriter Warrant Shares”). The Shares, the Warrants, the Warrant Shares, and the Underwriter Warrant Shares are collectively referred to herein as the “Securities”. The Securities are to be sold by the Company pursuant to an Underwriting Agreement by and between the Company and Newbridge Securities Corporation (the “Underwriting Agreement”).

This opinion is being furnished to you in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

You have requested our opinion as to the matters set forth below in connection with the the offering of the Securities. For purposes of rendering these opinions, we have examined: (i) the Registration Statement; (ii) the 462(b) Registration Statement; (iii) the Underwriting Agreement; (iv) the Warrant Agent Agreement; (v) the form of Warrant; (vi) the form of Underwriter Warrant; (vii) the Fourth Amended and Restated Certificate of Incorporation of the Company, as amended, and the Amended and Restated Bylaws of the Company; and (viii) the records of corporate actions of the Company relating to the Registration Statement and the 462(b) Registration Statement and matters in connection therewith. We have also made such other investigation as we have deemed appropriate. We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinions, we have also relied on a certificate of an officer of the Company. In rendering our opinions, we have also made assumptions that are customary in opinion letters of this kind. We have not verified any of those assumptions.

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ENDRA Life Sciences Inc.

April 28, 2023

Our opinions set forth below in numbered paragraph 1, the first sentence of numbered paragraph 2, numbered paragraph 3, and numbered paragraph 4 are limited to the Delaware General Corporation Law (the “DGCL”) and reported judicial decisions interpreting the DGCL. Our opinion set forth below in the second sentence of numbered paragraph 2 is limited to the laws of the State of New York

Based upon and subject to the foregoing, it is our opinion that:

1.

The Shares have been duly authorized for issuance by the Company and, when issued, delivered and paid for as described in the prospectus included in the Registration Statement (the “Prospectus”) and pursuant to the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

2.

The Warrants have been duly authorized for issuance by the Company. The Warrants, when issued, delivered and paid for as described in the Prospectus and pursuant to the Underwriting Agreement, will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium and other laws affecting the rights and remedies of creditors generally.

3.

The Warrant Shares have been duly authorized for issuance by the Company and, when issued and delivered by the Company against payment therefor as described in the Prospectus, upon exercise of the Warrants, in accordance with the terms therein and the terms of the Warrant Agent Agreement, will be validly issued, fully-paid and non-assessable.

4.

The Underwriter Warrant Shares have been duly authorized for issuance by the Company and, when issued and delivered by the Company against payment therefor as described in the Prospectus, upon exercise of the Underwriter Warrant, in accordance with the terms therein, will be validly issued, fully-paid and non-assessable.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the 462(b) Registration Statement and to the reference to this firm in the Prospectus under the caption “Legal Matters.” In giving our consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Yours truly,

/s/ K&L Gates LLP

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